     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 2000


                                                      REGISTRATION NO. 333-33666

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                HANDSPRING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             3571                            77-0490705
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                              189 BERNARDO AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 230-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                BERNARD WHITNEY
                            CHIEF FINANCIAL OFFICER
                              189 BERNARDO AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 230-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

             DENNIS R. DEBROECK, ESQ.                             WILLIAM M. KELLY, ESQ.
             ROBERT A. FREEDMAN, ESQ.                              DAVIS POLK & WARDWELL
                 AUSTIN CHOI, ESQ.                                  1600 EL CAMINO REAL
               BENJAMIN HADARY, ESQ.                              MENLO PARK, CALIFORNIA
                FENWICK & WEST LLP                                    (650) 752-2000
               TWO PALO ALTO SQUARE
            PALO ALTO, CALIFORNIA 94306
                  (650) 494-0600

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                   TITLE OF EACH CLASS                           PROPOSED MAXIMUM                AMOUNT OF
              OF SECURITIES TO BE REGISTERED               AGGREGATE OFFERING PRICE(1)      REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per share..................         $300,000,000                   $79,200
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.


(2) Previously paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     The purpose of this Amendment No.1 is solely to file an exhibit to the Registration Statement as shown in Item 16(a) of Part II below.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates, except the Securities and Exchange Commission Registration Fee and the National Association of Securities Dealers, Inc. Filing Fee.

Securities and Exchange Commission Registration Fee.........  $79,200
National Association of Securities Dealers Filing Fee.......   30,500
Nasdaq National Market Listing Fee..........................
Blue Sky Fees and Expenses..................................    5,000
Transfer Agent and Registrar Fees...........................
Accounting Fees and Expenses................................
Legal Fees and Expenses.....................................
  Printing Expenses.........................................
  Miscellaneous.............................................
                                                              -------
          Total.............................................  $
                                                              =======

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation authorizes a court to award, or the board of directors of a corporation to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933.

     As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation provides that its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. As permitted by the Delaware General Corporation Law, the Bylaws of the Registrant provide that the Registrant shall indemnify its directors to the full extent permitted by the laws of the State of Delaware.

     The Registrant has also entered into indemnification agreements with its directors and officers obligating the Registrant to indemnify such directors and officers against losses incurred in connection with certain claims in their capacities as agents of the Registrant. The Underwriting Agreement provides for the indemnification of officers and directors of the Registrant by the Underwriters against certain liabilities.

     The Registrant is in the process of obtaining directors and officers liability insurance.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Since our inception in July 1998 to the effective date of this Registration Statement, we have issued and sold the following unregistered securities, all of which reflect the two-for-one stock split effected in October 1998 and the three-for-one stock split effected in March 2000:

          1. On August 20, 1998, we issued and sold 27,300,000 shares of common stock to Jeffrey C. Hawkins for a purchase price of $45,500 in cash.

          2. On August 21, 1998, we issued and sold 14,700,000 shares of common stock to Donna L. Dubinsky for a purchase price of $24,500 in cash.

          3. On October 22, 1998, we issued and sold 8,076,924 shares of Series A preferred stock, which are convertible into 24,230,772 shares of common stock, to four venture capital funds for a total purchase price of $18,011,541 in cash.

          4. On May 25, 1999, we issued and sold 60,000 shares of common stock to Pimlico Software, Inc. in consideration of consulting services rendered.

          5. On June 10, 1999, we granted Comdisco, Inc. a right to purchase 198,965 shares of Series A preferred stock at a price of $7.539 per share, under a Subordinated Loan and Security Agreement dated June 10, 1999. These shares of Series A preferred stock are convertible into 596,895 shares of common stock.

          6. On July 7, 1999, we issued and sold 928,506 shares of Series B preferred stock, which are convertible into 2,785,518 shares of common stock, to four venture capital funds and one corporate investor for a total purchase price of $10,000,010 in cash.

          7. On November 23, 1999, we issued and sold 7,500 shares of common stock to a consultant in consideration for consulting services rendered in connection with establishing our customer support call center.

          8. On November 24, 1999, we issued and sold 7,500 shares of common stock to a consultant in consideration for consulting services rendered in connection with establishing our customer support call center.

          9. As of March 30, 2000, we had issued 6,001,386 shares of common stock to employees upon exercise of options under our 1998 Equity Incentive Plan, with exercise prices ranging from $0.077 to $1.333 per share. As of March 30, 2000, there were 10,534,238 shares of common stock issuable upon exercise of outstanding options under our 1998 Equity Incentive Plan, with exercise prices ranging from $0.077 to $20.00 per share.

          10. As of March 30, 2000, we had issued 1,146,249 shares of common stock to employees upon exercise of options under our 1999 Executive Equity Incentive Plan, with exercise prices ranging from $0.667 to $1.333 per share. As of March 30, 2000, there were 3,255,762 shares of common stock issuable upon exercise of outstanding options under our 1999 Executive Equity Incentive Plan, with exercise prices ranging from $0.333 to $20.00 per share.

     All of the 8,076,924 outstanding shares of Series A preferred stock and all of the 928,506 outstanding shares of Series B preferred stock will automatically convert on a three-for-one basis into shares of common stock upon the consummation of this offering.

     The sales and issuances of securities listed above, other than the sales and issuances in Item 9, were deemed to be exempt from registration under
Section 4(2) of the Securities Act or Regulation D thereunder as transactions not involving a public offering. The sales and issuances of securities listed above in Item 9 were deemed to be exempt from registration under the Securities Act by virtue of Rule 701 promulgated under Section 3(b) of the Securities Act of 1933 as transactions pursuant to compensation benefit plans and contracts relating to compensation. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed herewith:


EXHIBIT
NUMBER                            EXHIBIT TITLE
-------                           -------------
 1.1       Form of Underwriting Agreement*
 3.1       Certificate of Incorporation as filed March 27, 2000
 3.2       Form of First Amended and Restated Certificate of
           Incorporation to be effective before closing of the offering
 3.3       Form of Second Amended and Restated Certificate of
           Incorporation to be effective upon the closing of the
           offering
 3.4       Bylaws
 3.5       Form of Restated Bylaws to be effective upon the closing of the offering
 4.1       Specimen Common Stock Certificate*
 4.2       Amended and Restated Investors' Rights Agreement dated July
           7, 1999
 5.1       Opinion of Fenwick & West LLP*
10.1       Form of Indemnity Agreement entered into between the
           Registrant and all executive officers and directors
10.2       1998 Equity Incentive Plan
10.3       1999 Executive Equity Incentive Plan
10.4       Form of 2000 Equity Incentive Plan
10.5       Form of 2000 Employee Stock Purchase Plan
10.6       Single Tenant Absolute Net Lease between Registrant and
           Chan-Paul Partnership dated June 22, 1999
10.7       Software License Agreement between Palm Computing, Inc. and
           Registrant dated September 24, 1998, as amended+**
10.8       Subordinated Loan and Security Agreement between Registrant and Comdisco, Inc. dated June 10, 1999
10.9       International Manufacturing Contract between Registrant and
           Flextronics (Malaysia) SDN.BHD dated June 29, 1999+
10.10      Founder's Restricted Stock Purchase Agreement between
           Registrant and Donna Dubinsky dated August 21, 1998
10.11      Founder's Restricted Stock Purchase Agreement between
           Registrant and Jeff Hawkins dated August 20, 1998
10.12      Offer Letter of Employment between Registrant and Bernard
           Whitney dated May 31, 1999
10.13      Stock Option Agreement between Registrant and Edward
           Colligan dated October 12, 1998
21.1       List of Subsidiaries of Registrant
23.1       Consent of Fenwick & West LLP (See Exhibit 5.1)*
23.2       Consent of PricewaterhouseCoopers LLP
24.1       Power of Attorney (see page II-5 of this Registration
           Statement as filed on March 31, 2000)
27.1       Financial Data Schedule


-------------------------
 * To be filed by amendment


** Filed herewith.


 + Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

     (b) The following financial statement schedule is filed herewith:

        Schedule II -- Valuation and Qualifying Accounts

        Report of Independent Accountants on Schedule

     Other financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 14 -- Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 21st day of April, 2000.


                                          HANDSPRING, INC.

                                          By:    /s/ BERNARD J. WHITNEY

                                            ------------------------------------
                                                     Bernard J. Whitney
                                                  Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                    TITLE                   DATE
                      ---------                                    -----                   ----

PRINCIPAL EXECUTIVE OFFICER:

               /s/ DONNA L. DUBINSKY*                    President, Chief             April 21, 2000
-----------------------------------------------------      Executive Officer and a
                  Donna L. Dubinsky                        Director

PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING
OFFICER:

               /s/ BERNARD J. WHITNEY                    Chief Financial Officer      April 21, 2000
-----------------------------------------------------
                 Bernard J. Whitney

ADDITIONAL DIRECTORS:

               /s/ JEFFREY C. HAWKINS*                   Director                     April 21, 2000
-----------------------------------------------------
                 Jeffrey C. Hawkins

                 /s/ L. JOHN DOERR*                      Director                     April 21, 2000
-----------------------------------------------------
                    L. John Doerr

               /s/ BRUCE W. DUNLEVIE*                    Director                     April 21, 2000
-----------------------------------------------------
                  Bruce W. Dunlevie

                                                         Director                     April   , 2000
-----------------------------------------------------
                    Kim B. Clark

                                                         Director                     April   , 2000
-----------------------------------------------------
                  Mitchell Kertzman

             *By: /s/ BERNARD J. WHITNEY
 ---------------------------------------------------
                 Bernard J. Whitney
                  Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            EXHIBIT TITLE
-------                           -------------
 1.1       Form of Underwriting Agreement*
 3.1       Certificate of Incorporation as filed March 27, 2000
 3.2       Form of First Amended and Restated Certificate of
           Incorporation to be effective before closing of the offering
 3.3       Form of Second Amended and Restated Certificate of
           Incorporation to be effective upon the closing of the
           offering
 3.4       Bylaws
 3.5       Form of Restated Bylaws to be effective upon the closing of the offering
 4.1       Specimen Common Stock Certificate*
 4.2       Amended and Restated Investors' Rights Agreement dated July
           7, 1999
 5.1       Opinion of Fenwick & West LLP*
10.1       Form of Indemnity Agreement entered into between the
           Registrant and all executive officers and directors
10.2       1998 Equity Incentive Plan
10.3       1999 Executive Equity Incentive Plan
10.4       Form of 2000 Equity Incentive Plan
10.5       Form of 2000 Employee Stock Purchase Plan
10.6       Single Tenant Absolute Net Lease between Registrant and
           Chan-Paul Partnership dated June 22, 1999
10.7       Software License Agreement between Palm Computing, Inc. and
           Registrant dated September 24, 1998, as amended+**
10.8       Subordinated Loan and Security Agreement between Registrant and Comdisco, Inc. dated June 10, 1999
10.9       International Manufacturing Contract between Registrant and
           Flextronics (Malaysia) SDN.BHD dated June 29, 1999+
10.10      Founder's Restricted Stock Purchase Agreement between
           Registrant and Donna Dubinsky dated August 21, 1998
10.11      Founder's Restricted Stock Purchase Agreement between
           Registrant and Jeff Hawkins dated August 20, 1998
10.12      Offer Letter of Employment between Registrant and Bernard
           Whitney dated May 31, 1999
10.13      Stock Option Agreement between Registrant and Edward
           Colligan dated October 12, 1998
21.1       List of Subsidiaries of Registrant
23.1       Consent of Fenwick & West LLP (See Exhibit 5.1)*
23.2       Consent of PricewaterhouseCoopers LLP
24.1       Power of Attorney (see page II-5 of this Registration
           Statement as filed on March 31, 2000)
27.1       Financial Data Schedule


-------------------------
 * To be filed by amendment


** Filed herewith


 + Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.